UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest reported)  February 27, 2015

TUCSON ELECTRIC POWER COMPANY
(Exact name of registrant as specified in its charter)

Arizona	1-5924	86-0062700
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)
88 East Broadway Boulevard
Tucson, AZ 85701
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (520) 571-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
On February 27, 2015, Tucson Electric Power Company (the “Company”) issued and sold $300 million aggregate principal amount of its senior unsecured notes bearing interest at the fixed rate of 3.05% and maturing March 15, 2025 (the “Notes”). The Company may redeem the Notes prior to December 15, 2024, with a make-whole premium plus accrued interest. On or after December 15, 2024, the Company may redeem the Notes at par plus accrued interest. Interest on the Notes will be payable semi-annually on each March 15 and September 15, beginning September 15, 2015, and at maturity.
The Company intends to use the net proceeds from the sale of the Notes to repay $215 million of revolving and term loans under its credit agreements and to pay a portion of the purchase price for interests in coal handling facilities at the Springerville Generating Station upon the expiration of leases of such interests in April 2015.
The Notes were issued pursuant to an indenture, dated as of November 1, 2011, with U.S. Bank National Association, as trustee (the “Indenture”). The Notes are entitled to the benefit of a covenant in the Indenture that provides that, as long as the Notes are outstanding, the Company will not incur any debt secured by a lien upon any of our property (other than certain excepted property), except for certain permitted secured debt, unless the Notes are also secured by that lien.
The Notes were not registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold in the United States absent an effective registration statement or an applicable exemption from registration requirements or an applicable exemption from the registration requirements of the Securities Act. The Notes were offered and sold only to “qualified institutional buyers” under Rule 144A under the Securities Act and to persons that were not “U.S. persons” under Regulation S under the Securities Act, pursuant to offers and sales that occurred outside the United States in compliance with Regulation S.
Pursuant to a registration rights agreement between the Company and the initial purchasers of the Notes, the Company has agreed to file a registration statement with the Securities and Exchange Commission pursuant to which it will either offer to exchange the Notes for substantially similar notes that are registered under the Securities Act or, in certain circumstances, register the Notes for resale.
The Indenture was filed by the Company as an exhibit to its Current Report on Form 8-K filed November 8, 2011. The officer’s certificate supplementing the Indenture and establishing the terms of the Notes is attached as exhibit 4(a) hereto. The registration rights agreement between the Company and the initial purchasers of the Notes is attached as exhibit 4(b) hereto. The above description of the Indenture, the Notes, the officer’s certificate and the registration rights agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Indenture, the officer’s certificate and the registration rights agreement.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits.

Exhibit	Description
4(a)	Officer’s Certificate, dated February 27, 2015 authorizing 3.05% Senior Notes due 2025.
4(b)	Registration Rights Agreement, dated February 27, 2015, among Tucson Electric Power Company and the initial purchasers of the 3.05% Senior Notes due 2025.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 4, 2015	TUCSON ELECTRIC POWER COMPANY ___________________________ (Registrant) /s/ Kevin P. Larson
Senior Vice President and Chief Financial Officer